Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 2002, with respect to the consolidated financial statements and schedule of Gerber Childrenswear, Inc. included in the Registration Statement (Form S-4) dated October 3, 2002 of Kellwood Company for the registration of 5,000,000 shares of its common stock.



                                                /s/ Ernst & Young LLP

Greenville, South Carolina
October 3, 2002